UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2023, Astra Space, Inc. (the “Company”) closed a subsequent financing (the “Subsequent Financing”) with JMCM Holdings LLC (“JMCM”), SherpaVentures Fund II, LP (“ACME Fund II” and together with JMCM, the “Initial Investors”), Chris Kemp, the Company’s Chief Executive Officer, chairman and a director, through the Chris Kemp Living Trust dated February 10, 2023 (the “Kemp Trust”), and Adam London, the Company’s Chief Technology Officer and a director (“Dr. London” and together with the Kemp Trust, the “Additional Investors” and collectively with JMCM and ACME Fund II, the “Investors”), pursuant to the Securities Purchase Agreement dated as of August 4, 2023 (as amended by the Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, the Limited Waiver and Consent and Omnibus Amendment No. 2 Agreement dated as of November 17, 2023 and the Omnibus Amendment No. 3 Agreement dated as of November 21, 2023) (the “Subsequent Financing Agreement”). The Subsequent Financing is connected to the Company’s announcements in current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on (i) October 23, 2023, of the execution of a non-binding term sheet, which contemplated a financing of at least $15.0 million, from the Initial Investors and other potential investors, and up to $25.0 million; (ii) November 8, 2023 of the closing on November 6, 2023, of an initial financing with the Initial Investors, for a total investment amount of approximately $13.4 million (the “Initial Financing”) that included (x) a purchase by the Initial Investors of the remaining $8.0 million aggregate principal amount of senior secured notes (the “Senior Notes”) and associated warrants (the “Senior Warrants”) to purchase up to 1.5 million shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) from the Company’s senior secured creditor, pursuant to which the Company was in default as of October 30, 2023, (y) a loan by the Initial Investors to the Company and its subsidiaries in the aggregate amount of approximately $3.05 million evidenced by senior secured bridge notes (the “Initial Bridge Notes”) that matured on November 21, 2023, and (z) a sale to the Initial Investors of warrants (the “Initial Bridge Warrants” and the Initial Bridge Warrants collectively with the Senior Warrants, the “Existing Warrants”) to purchase up to 5,314,201 shares of the Company’s Class A Common Stock at a purchase price of $0.125 per Bridge Warrant for an aggregate purchase price of approximately $664,275, that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 6, 2028; and (iii) November 17, 2023 of the November 13, 2023 increase of the aggregate principal amount of the senior secured bridge note issued to JMCM to reflect the additional delayed draw term loan by JMCM in an aggregate principal amount of $2.5 million (the “JMCM Bridge Note” and the Initial Bridge Notes, as increased by the additional principal amount under the JMCM Bridge Note, the “Bridge Notes” and the Bridge Notes collectively with the Senior Notes, the “Existing Notes”) and the purchase by JMCM of warrants (the “JMCM Warrants”) to purchase up to 869,781 shares of the Company’s Class A Common Stock at a purchase price of $0.125 per JMCM Warrant for an aggregate purchase price of approximately $108,723, that are immediately exercisable at an exercise price of $1.006 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 13, 2028.

Pursuant to the Subsequent Financing Agreement, (i) the Company, the Company’s subsidiaries and the Initial Investors agreed to amend and modify the terms of the Existing Notes in their entirety in accordance with the form of 12.0% Senior Secured Convertible Note due 2025 attached hereto as Exhibit 4.1 (the “Convertible Notes”) in exchange for the Company’s reimbursement of a premium (including accrued interest thereon from November 6, 2023), of approximately $1.2 million paid by the Initial Investors in connection with their purchase of the Senior Notes and Senior Warrants from the Company’s senior secured creditor, which amount will be capitalized and added to the outstanding principal amount of the Convertible Notes; (ii) the Additional Investors agreed to purchase (x) an additional $3.0 million aggregate principal amount of Convertible Notes at 100% of the aggregate principal amount of such Convertible Notes and (y) new warrants in the form attached hereto as Exhibit 4.2 (“New Warrants”) to purchase up to 1,299,505 shares of Class A Common Stock at a purchase price of $0.125 per New Warrant for an aggregate purchase price of approximately $162,438 that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 21, 2028; (iii) the JMCM Warrants were exchanged for New Warrants to purchase up to 1,082,921 shares of the Class A Common Stock in exchange for the payment by JMCM to the Company of $26,642.50 as additional consideration for the New Warrants that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 13, 2028; and (iv) the Initial Bridge Warrants were exchanged for New Warrants for no additional consideration that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 6, 2028. Accordingly, upon closing of the Subsequent Financing, the Company had outstanding approximately $17.8 million aggregate principal amount of Convertible Notes and New Warrants to purchase up to 7,696,627 shares of the Class A Common Stock, at an exercise price of $0.808, subject to certain adjustments. The Senior Warrant for the purchase of up to 1,500,000 shares of the Class A Common Stock was not affected by the Subsequent Financing.

Net proceeds from the Subsequent Financing, after deducting estimated offering expenses, were approximately $2.7 million.

Subsequent Financing Agreement

The Subsequent Financing Agreement contains customary representations, warranties and agreements by the Company, including an agreement to indemnify the Investors against certain liabilities. The Subsequent Financing Agreement also contains covenants that require the Company to among other things: (i) notify JMCM of the Company’s intention to engage in negotiations relating to any sale, transfer or other disposition of all or substantially all of the property and assets or business related to the launch services segment of the Company or its subsidiaries (the “Launch Services Business”), and if JMCM informs the Company that it has an interest in acquiring the Launch Services Business, the Company will engage in good faith negotiations with JMCM; (ii) offer the holders of the Convertible Notes, so long as any Convertible Notes remain outstanding, participation rights in future offerings of any equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock through an approved at-the-market equity program), subject to limited exceptions; (iii) not effect or enter into any “Variable Rate Transactions” (as defined in the Subsequent Financing Agreement); and (iv) seek stockholder approval (the “Stockholder Approvals”) in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) with respect to the issuance of the shares of Class A Common Stock issuable upon exercise of the New Warrants in excess of the limitations imposed by such rules and the shares of Class A Common Stock issuable upon conversion of the Convertible Notes in excess of the limitations imposed by such rules (such shares of Class A Common Stock issuable upon exercise of the New Warrants or conversion of the Convertible Notes, the “Underlying Shares”).

The Subsequent Financing Agreement also provides that for 45 days after the closing date, the Company and its subsidiaries may not, directly or indirectly, register, offer, sell, grant any option or right to purchase, issue or otherwise dispose of, including make any filing to do the same, any equity or equity-linked securities, subject to limited exceptions, including without limitation, sales pursuant to the Company’s ATM Sales Agreement (as defined in the Subsequent Financing Agreement).

The representations, warranties and covenants contained in the Subsequent Financing Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Convertible Notes Issuance

The Convertible Notes were not issued pursuant to an indenture. The Convertible Notes mature on November 15, 2025 (the “Maturity Date”), provided that the Maturity Date may be extended upon the written agreement of the Company and the holders of the Convertible Notes. On the Maturity Date, the Company will pay the holders of the Convertible Notes an amount in cash equal to (i) the then-outstanding Stated Principal Amount (as defined in the Convertible Notes) of the Convertible Notes, multiplied by (ii) the then applicable Minimum Return (as defined in the Convertible Notes) amount in effect at such time, plus accrued and uncapitalized interest on the Convertible Notes (such amount, the “Minimum Return Maturity Amount”); provided that if the Maturity Date has been extended the Company will pay such holders an amount in cash equal to the greater of (x) the Minimum Return Maturity Amount and (y) the then-outstanding principal amount plus any accrued and uncapitalized interest on the Convertible Notes. In the event that any prepayment or redemption of the Convertibles Notes is made in full prior to the Maturity Date (or is deemed to have occurred in the case of an Event of Default Acceleration Event (as defined in the Convertible Notes)), the Company will pay in full all outstanding obligations under the Convertible Notes, which will include the payment, if applicable, of any Minimum Return amount (as defined in the Convertible Notes), which ranges from 125% to 175% of the outstanding Stated Principal Amount of the Convertible Notes depending on the timing of the prepayment or redemption event.

The Convertible Notes bear interest at 12.0% per annum, payable in kind, which interest rate would increase to 15.0% per annum upon the existence of an Event of Default (as defined in the Convertible Notes). Interest on the Convertible Notes accrues from November 21, 2023. Interest on the Convertible Notes will be payable in kind on each February 1, May 1, August 1 and November 1, beginning February 1, 2024.

The Convertible Notes are issued by the Company and each of the Company’s subsidiaries, as co-issuers. The Convertible Notes are secured by first-priority security interests in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its subsidiaries, subject to customary exceptions, and are guaranteed by the Company and all of its subsidiaries.

The Company is required to make quarterly amortization payments under each Convertible Note on each February 1, May 1, August 1 and November 1, beginning February 1, 2024, payable in cash in an amount equal to 11.11% of the initial Stated Principal Amount (as defined in such Convertible Note) of such Convertible Note. The holder of a Convertible Note, in its sole discretion, may agree to defer its quarterly amortization payment to the subsequent amortization payment date pursuant to the terms of its Convertible Note.

Holders of the Convertible Notes may, at their option, prior to the second scheduled trading day immediately before the Maturity Date, convert all or any portion of the outstanding amount of their Convertible Notes into shares of Class A Common Stock, at an initial conversion rate of 1,237.6238 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $0.808 per share of Class A Common Stock. The conversion rate will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions.

Holders of the Convertible Notes have the right to require the Company to repurchase the Convertible Notes upon the occurrence of a Fundamental Change (as defined in the Convertible Notes) for a cash price equal to the greater of (i) the then-outstanding principal amount of Convertible Notes to be repurchased, or (ii) the then applicable Minimum Return amount in effect at such time multiplied by the then-outstanding Stated Principal Amount of Convertible Notes to be repurchased, in each case, plus the accrued and uncapitalized interest on the Convertible Notes; provided that if such Fundamental Change consists of an ASE Disposition (as defined in the Convertible Notes), such offer may be limited to the maximum aggregate then-outstanding principal amount of Convertible Notes that may be repurchased to the extent that the aggregate Fundamental Change Repurchase Prices therefor would not exceed the net cash proceeds from such ASE Disposition in excess of $5.0 million.

After the first effective date of any Specified Fundamental Change (as defined in the Convertible Notes), provided the Equity Conditions (as defined in the Convertible Notes) are satisfied, the Company may redeem all (but not less than all) of the then-outstanding principal amount of the Convertible Notes for a cash price equal to the greater of (i) the then-outstanding principal amount of Convertible Notes to be redeemed, or (ii) the then applicable Minimum Return amount in effect at such time multiplied by the then-outstanding Stated Principal Amount of Convertible Notes to be redeemed, in each case, plus the accrued and uncapitalized interest on the Convertible Notes. The Company may not redeem any amounts under the Convertible Notes prior to the Specified Fundamental Change Trigger Date (as defined in the Convertible Notes).

Unless the Company obtains the Stockholder Approvals, the Company will be prohibited from issuing any shares of Class A Common Stock upon conversion of the Convertible Notes if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Subsequent Financing Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

The Company is also subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, investment transactions, the existence of liens, distributions, restricted issuances, the transfer, sale or disposition of assets and the delivery of annual budgets, among other matters.

If an Event of Default under the Convertible Notes occurs, the principal amount thereof, together with accrued interest thereon, may become immediately due and payable.

Warrant Issuance

The New Warrants are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments and expire on dates ranging from November 6, 2028, through November 21, 2028. The exercise price of the New Warrants, and the number of shares of Class A Common Stock potentially issuable upon exercise of the New Warrants, will be adjusted proportionately if the Company subdivides its shares of Class A common stock into a greater number of shares or combines its shares of common stock into a smaller number of shares.

In the event of a Fundamental Transaction (as defined in the New Warrants) that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company will be required, at the option of the holder of the New Warrant, to (x) purchase such holder’s New Warrant by paying to such holder an amount of cash equal to the Black-Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of such New Warrant on the date of the consummation of such Fundamental Transaction or (y) exchange the New Warrant for a security of the Successor Entity (as defined in the New Warrants) evidenced by a written instrument substantially similar in form and substance to the New Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of the New Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price under the New Warrant to such shares of capital stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the New Warrant immediately prior to the consummation of such Fundamental Transaction).

Unless the Company obtains the Stockholder Approvals, the Company will be prohibited from issuing any shares of Class A Common Stock upon exercise of the New Warrants if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Subsequent Financing Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

The foregoing summaries of the Subsequent Financing Agreement, the Convertible Notes and the New Warrants do not purport to be complete. The foregoing summaries of the Subsequent Financing Agreement, the Convertible Notes and the New Warrants are qualified in their entirety by reference to the copies of the Subsequent Financing Agreement, the form of Convertible Note and the form of New Warrant that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and each of which is incorporated herein by reference.

No Registration; Registration Rights

The Convertible Notes, the New Warrants, and the Underlying Shares have not been, and the Convertible Notes and the New Warrants will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Convertible Notes, the New Warrants and the Underlying Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Convertible Notes and New Warrants were offered and sold to the Investors in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors are “accredited investors,” as defined in Regulation D, and are acquiring the Convertible Notes, the New Warrants and any Underlying Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Pursuant to the Subsequent Financing Agreement, the Company is required to file a registration statement with the SEC no later than May 1, 2024 to register the resale of all Underlying Shares.

This current report on Form 8-K does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Convertible Notes, the New Warrants or any Underlying Shares, nor a solicitation for an offer to purchase any security, including the Convertible Notes, the New Warrants or any Underlying Shares, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this current report on Form 8-K regarding the Convertible Notes is incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report on Form 8-K regarding the issuance of the Warrants is incorporated herein by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note due 2025.

4.2	Form of Common Stock Purchase Warrant.

10.1*	Omnibus Amendment No. 3 Agreement, dated as of November 21, 2023, between Astra Space, Inc., its subsidiaries, the Investors and GLAS Americas, LLC, as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer